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                                                                   Exhibit 10.10



               THIS AGREEMENT is entered into on _____________ BY AND BETWEEN:

               1. EL SITIO, domiciled at _____________________, ______, _______, herein represented by ________________ (THE "EMPLOYER"); and

               2. ____________ domiciled at ________________ (THE "EMPLOYEE").

                           WHEREAS, IT IS HEREBY AGREED AS FOLLOWS:

DEFINITIONS

               1.1 For purposes of this Agreement, the following expressions will have the meanings stated below:

               THE "EMPLOYMENT" will be the position set forth in this Agreement.

               THE "GROUP" will mean EL SITIO, INC. (a British Virgin Islands international business company) and the Group Companies.

               THE "GROUP COMPANIES" will mean any controlled or controlling company of El Sitio, Inc. and any controlled company of such controlling company.

               "DISMISSAL WITHOUT CAUSE" will mean any unilateral decision of the EMPLOYER to terminate the employment relationship without expressing any cause therefor.

               "JUST CAUSE FOR DISMISSAL" will mean any non-observance by the EMPLOYEE of the obligations assumed in the employment relationship that constitutes damage and which, due to its seriousness, does not permit for the continuation of the relationship between the EMPLOYEE and the EMPLOYER.

               "EMPLOYEE'S RESIGNATION" will mean any unilateral declaration of the EMPLOYEE's will, notified by certified telegram or through the competent Labor Authority, by which the EMPLOYEE serves notice to the EMPLOYER of his or her decision to cancel the present Employment Agreement.

               "TOTAL AND PERMANENT DISABILITY OF THE EMPLOYEE" will mean any physical or mental disease confirmed by the EMPLOYER and suffered by the EMPLOYEE, which prevents him or her from performing his or her duties on a normal and/or adequate basis pursuant to this Agreement for a period of at least 12 months.

               1.2 Reference to "clauses" will refer to the clauses of this Agreement.
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               1.3 Headings of Clauses are only included for the sake of
convenience and will not affect the interpretation of this Agreement.

               1.4 The terms and wording of this Agreement will be construed and interpreted according to the Argentine labor legislation.

               1.5 Any reference to a written provision will be considered as including a reference to the amendment or new approval thereof.

APPOINTMENT

               2.1 The EMPLOYER will employ the EMPLOYEE, and the latter is bound to act as ______________, subject to the terms and conditions set forth in this Agreement.

TERM OF AGREEMENT

               3.1 This Agreement will be considered as initiated on
_____________.

SCOPE OF EMPLOYMENT

               4.1 The EMPLOYEE will be employed at first by EL SITIO as _____________ ________________________________________, to which effect he or she may be required to perform similar functions in any other Group Company.

               4.2 The _____________________________________ will be in charge of the direction of _____________________________ that includes
________________.

               4.3 The ____________________________________________ shall carry out the following tasks:

                      4.3.1 To devote his or her whole time, attention and capacity for compliance with his or her duties or obligations;

                      4.3.2 To perform truly and diligently those duties consistent with his or her position that may be from time to time assigned to him or her;

                      4.3.3 To obey any reasonable and legal direction instructed to him or her by the Board of Directors of EL SITIO INC.

                      4.3.4 To comply with all rules, regulations, policies and procedures that may be from time to time instructed by the EMPLOYER or any Group Company.
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               4.4 The EMPLOYER hereby reserves the right to request from the
EMPLOYEE to perform other duties corresponding to a position of equivalent hierarchy, be they additionally or in stead of the specifications mentioned in point 4.2.

               4.5 The EMPLOYER may, with the agreement of the EMPLOYEE, transfer this Agreement at any time to any Group Company, in which case the EMPLOYEE's seniority in the company to which his or her agreement is transferred will be considered for employment purposes as from his or her admission to EL SITIO INC.

WORKING TIME AND PLACE

               5.1 The EMPLOYEE will work during such hours as may be necessary for the proper development of his duties.

               5.2. The EMPLOYEE's working place will be initially at _____________ ____________ at __________________, in ____________________, the
EMPLOYER being able to request the EMPLOYEE to work at any place within the Argentine Republic or abroad. In such case, the EMPLOYEE will be served notice of such circumstance with due reasonable time.

COMPENSATION

               6.1 The EMPLOYER will pay to the EMPLOYEE an annual gross compensation of ___________________________________, which will be paid in the following manner:

                      6.1.1 The EMPLOYER will pay to the EMPLOYEE a monthly gross compensation of
                             _______________________________.

                      6.1.2 The EMPLOYER will pay to the EMPLOYEE an additional gross amount of _________________________ as complementary bonus. This sum will be paid to the EMPLOYEE in ________ parts.

               6.2 The compensation mentioned in Clause 6.1 will include any fee to which the EMPLOYEE may be entitled by the activities developed for the EMPLOYER or any Group Company.

               6.3 The EMPLOYEE will enjoy, together with his or her spouse and children, a medical plan chosen by the EMPLOYER.

               6.4 All payments and benefits described in Clause 6.1, as applicable, are gross amounts, that is to say without any deduction of income tax and contributions to social security or any other deduction or encumbrance in charge of the EMPLOYEE that may be fixed in the future.
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               6.5 The EMPLOYER hereby guarantees to the EMPLOYEE as from subscription hereof, the enjoyment of a paid annual vacation which will consist of __ working days annually, which period may be divided and distributed during the whole year, and organized for convenience of both the EMPLOYEE and the Company.

DUTIES OF THE EMPLOYEE

               7.1 Besides the obligations set forth in art. 4.3, the EMPLOYEE will have the duties indicated in annexes named "Confidentiality" and "Non-compete" which, once subscribed together with those that the EMPLOYER may establish, will be considered as an integral part of this Agreement.

SEVERANCE PAY

               8.1 In case of termination of the Employment Agreement due to a dismissal without cause decided by the EMPLOYER, the Parties hereby agree to fix a severance package in favor of the EMPLOYEE -subject to compliance with the conditions set forth herein- of an amount equivalent to the amount that would have been paid to the EMPLOYEE as gross monthly salary during __ months -according to the provisions of Clause 8.2- or of an amount which may arise by applying the legal rules in force, whichever is greater.

               8.2 For purposes of Clause 8.1, the indemnification that would have been paid to the EMPLOYEE as gross monthly salary during __ months, will be calculated according to the provisions of Clause 6.1.1. This amount includes the amounts that may correspond to the EMPLOYEE as seniority compensation, indemnification for lack of notice and payment of one-month notice of dismissal.

               8.3 Payment of the indemnification mentioned in Clause 8.1 will be made within 5 working days following the date of the notification of the dismissal.

               8.4. The indemnification set forth in Clause 8.1, in cases where it is higher than the legal compensation, will not proceed whenever the employment relationship is terminated due to:

                      8.4.1  Just Cause for Dismissal.

                      8.4.2  EMPLOYEE's resignation.

                      8.4.3  Assignment of the Agreement to any Group Company.

                      8.4.4 Abandonment by the EMPLOYEE of his or her place of work, by mutual agreement or concurrent will of the parties, or by retirement, death, disqualification or absolute and permanent incapacity of the EMPLOYEE.

               8.5. In the supposition that during the year following termination of the employment relationship, the EMPLOYEE does not comply with the non-compete obligation or
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with the confidentiality commitment assumed, he or she will lose any right to the indemnification set forth in this Agreement, being obliged to return to the EMPLOYER all amounts he or she would have received in view of the provisions of this Agreement which may establish more favorable conditions for the EMPLOYEE in relation to the legal compensation, and irrespective of the right of the EMPLOYER to claim all damages that such non-compliance could originate through any judicial proceedings he or she may deem convenient.

VIOLATION OF NON-COMPETE AND CONFIDENTIALITY DUTIES

               9.1 Non-compliance by the EMPLOYEE with the assumed non-compete and confidentiality duties, generates the obligation to indemnify the EMPLOYER for the damages suffered.

INVENTIONS AND OTHER INTELLECTUAL PROPERTY

               10.1 The parties hereby state that the EMPLOYEE may carry out inventions or create other intellectual property in the performance of his or her duties according to this Agreement and agree that the EMPLOYEE has, to this respect, a special responsibility to promote the interests of the EMPLOYER and the Group Companies.

               10.2 Any invention, or improvement, design, process, information, copyright, work, trademark or trade name or presentation of goods carried out, created or discovered by the EMPLOYEE during his or her employment (be they subject to patentability or registration) that may arise from industrial processes, methods or installations owned by the EMPLOYER, jointly with or which may by any way affect or be related to the business of any Group Company or which may be used or adapted for use therein or in its connection, will be disclosed to the EMPLOYER or to such Group Company to be determined by the EMPLOYER.

               10.3 The EMPLOYEE shall, at any time requested by the EMPLOYER and at the expense of the EMPLOYER or of any other Group Company that the EMPLOYER may determine:

               (a) request or join the EMPLOYER in the application process for patents or other protection or registration in the United States of America and in any other part of the world for such invention, improvement, design, information, work, trademark, trade name or presentation of the property mentioned above; and

               (b) subscribe and complete all necessary instruments and acts to formalize such patent applications or other protection when obtained, in order to appoint the EMPLOYER or the Group Company or any other person that the EMPLOYEE may decide, as the only and absolute beneficiary.

               10.4 The EMPLOYEE hereby irrevocably and unconditionally waives any right in relation to his or her authority of any copyright corresponding to a work in existence or to be
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made in the future during the course of his or her employment, in any part of the world, including, without limitation:

               (a) the right conferred so as to be identified as the author of such work; and

               (b) the right conferred so as not to submit such work to an inappropriate treatment.

               10.5 The EMPLOYEE hereby irrevocably appoints the EMPLOYER as his or her proxy to subscribe and execute any document or act and in general to use his or her name for purposes of granting the EMPLOYER the complete benefit of this clause.

               Any member of the EMPLOYER's Board of Directors may issue a written and signed certificate, which will be sufficient and conclusive evidence against the parties of the appointment referred to above.

PRIOR LABOR CONTRACTS

               11.1 This Agreement will substitute any prior letter of appointment, employment contract or commitment agreement, be they written, oral or implied, related to the employment of the EMPLOYEE with the EMPLOYER or any other Group Company.

DOMICILE

               12.1 Any change of domicile made by the EMPLOYEE must be notified in writing to the EMPLOYER, being in force for any notification the one indicated at the beginning of this Agreement as long as the amendment is not publicly known.

APPLICABLE LAW

               13.1 The Parties hereby agree that for any lawsuit on this Agreement, the law of ____________ will apply.
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JURISDICTION

               14.1 The Parties hereby agree to submit their disputes to the Court of the ______ ____________________________________________, thus waiving to any other court or jurisdiction.

               In view whereof, two copies of this same document are signed on
____________.



_________________________
By El Sitio

Name:
Capacity:

The EMPLOYEE
Name: